SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: March 19, 1999


                           SCOTIA PACIFIC COMPANY LLC
             (Exact name of Registrant as Specified in its Charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


                                 333-63825
                            (Commission File Number)


                                 68-0414690
                  (I.R.S. Employer Identification Number)


          125 MAIN STREET                              95565
             2ND FLOOR                               (Zip Code)
            P.O. BOX 712
         SCOTIA, CALIFORNIA
       (Address of Principal
         Executive Offices)


Registrant's telephone number, including area code:  (707) 764-2330


ITEM 5.   OTHER EVENTS

          Attached hereto as Exhibit 99.1 is the Rule 424(b) Prospectus filed by Scotia Pacific Company LLC (the "Company" or the "Registrant") on December 30, 1998 (registration number 333-63825) relating to the exchange of its Timber Notes. Attached hereto as Exhibit 99.2 is a Supplement to such Prospectus, filed by the Registrant pursuant to Rule 424(b) on March 19, 1999.

          Also attached hereto as Exhibits 99.3 through 99.10 are certain of the documents referenced in the Prospectus Supplement and related to the Headwaters transaction:

     99.3 Implementation Agreement with Regard to Habitat Conservation Plan for the Properties of The Pacific Lumber Company ("Pacific Lumber"), the Company and Salmon Creek Corporation ("Salmon Creek") dated February 1999 by and among The United States Fish and Wildlife Service, the National Marine Fisheries Service, the California Department of Fish and Game ("CDF&G"), the California Department of Forestry and Fire Protection (the "CDF") and Pacific Lumber, Salmon Creek and the Company

     99.4 Agreement Relating to Enforcement of AB 1986 dated February 25, 1999 by and among The California Resources Agency, CDF&G, The California Department of Forestry, The California Wildlife Conservation Board (the "CWCB"), Pacific Lumber, Salmon Creek and the Company

     99.5 Habitat Conservation Plan dated February 1999 for the Properties of Pacific Lumber, Scotia Pacific Holding Company and Salmon Creek

     99.6 Agreement for Transfer of Grizzly Creek and Escrow Instructions and Option Agreement dated February 26, 1999 by and between Pacific Lumber and the State of California acting by and through the CWCB Board

     99.7 Agreement for Transfer of Owl Creek and Escrow Instructions and Option Agreement dated February 26, 1999 by and between the Company and the State of California acting by and through the CWCB

     99.8      Letter dated February 25, 1999 from the CDF to Pacific
               Lumber

     99.9      Letter dated March 1, 1999 from the CDF to Pacific Lumber

     99.10 Letter dated March 1, 1999 from the U.S. Department of the Interior Fish and Wildlife Service and the U.S. Department of Commerce National Oceanic and Atmospheric Administration to Pacific Lumber, Salmon Creek and the Company

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SCOTIA PACIFIC COMPANY LLC
                                               (Registrant)


Date:  March 19, 1999                   By:/s/PAUL N. SCHWARTZ
                                              Paul N. Schwartz
                                              Vice President